UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2017

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2017, the Board of Directors (the “Board”) of GelTech Solutions, Inc. (the “Company”) approved an increase on Mr. Peter Cordani’s commissions to 5% of the first $5 million of revenue generated by the Company in each calendar year subject to continued employment during the full calendar year.  Previously, Mr. Cordani’s commission was on the first $2 million of revenue.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2017, the Board adopted the 2017 Equity Incentive Plan (the “Equity Incentive Plan”).  Employees, directors and consultants of the Company are eligible to participate in the Equity Incentive Plan.  The Equity Incentive Plan is administered by the Compensation Committee of the Board or the full Board during such times as no committee is appointed by the Board or during such times as the Board is acting in lieu of the committee (in either case, the “Committee”). The Equity Incentive Plan provides for the grant of equity-based compensation in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance cash and other share-based awards.

The Committee has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the Equity Incentive Plan, subject to the limitations and other provisions of the Equity Incentive Plan.  An aggregate of 5,000,000 shares of the Company’s common stock are authorized for issuance under the Equity Incentive Plan, subject to adjustment for stock splits, dividends, distributions, recapitalizations and other similar transactions or events.  The Equity Incentive Plan replaces the Company’s 2007 Equity Incentive Plan (the “Old Plan”), which expired in January 2017, and no further awards will be made pursuant to such plan.

In connection with the adoption of the Plan, the Board was granted an automatic annual grant of options identical to the automatic grants that were previously issued each year for Board service under the Old Plan.

The foregoing summary of the Equity Incentive Plan is qualified in its entirety by reference to the full text of the Equity Incentive Plan, filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Additionally, on August 7, 2017, Mr. Peter Cordani was granted 500,000 fully vested 10-year stock options exercisable at $0.2039 per share.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

4.1

2017 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

August 10, 2017	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer